Filed pursuant to Rule 424(b)(3)

Registration No. 333-294534

PROSPECTUS

Resale of Up To 2,727,273 Shares of Common Stock

This prospectus relates to the resale from time to time by the selling securityholder named in this prospectus or its permitted transferees (collectively, the “Selling Securityholder”) of up to an aggregate of 2,727,273 shares of common stock of Battalion Oil Corporation (“we,” “our,” “us,” or the “Company”), a Delaware corporation, par value $0.0001 per share (“Common Stock”), which consists of (i) 1,800,000 shares of Common Stock issued by the Company at the closing of our private placement on March 3, 2026 and (ii) 927,273 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) issued by the Company at the closing of our private placement on March 3, 2026. The shares of Common Stock held by the Selling Securityholder and underlying the Pre-Funded Warrants held by the Selling Securityholder and registered by this prospectus are referred to herein as the “Registrable Securities.”

While we will not receive any proceeds from the sale of the Registrable Securities by the Selling Securityholder, we will receive proceeds from the exercise of any Pre-Funded Warrants for cash.

Additional details regarding the Selling Securityholder are set forth in this prospectus under “Selling Securityholders.”

We are registering the offer and sale by the Selling Securityholder of the Registrable Securities to satisfy certain registration rights granted in favor of the Selling Securityholder. Our registration of the Registrable Securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell any of the Registrable Securities. The Selling Securityholder or its permitted transferees may offer, sell or distribute all or a portion of the Registrable Securities registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. See the section of this prospectus titled “Plan of Distribution” for more information about how the Selling Securityholder may sell the Registrable Securities. We will pay certain offering fees and expenses and fees in connection with the registration of the Registrable Securities and will not receive any of the proceeds from the sale of the Registrable Securities by the Selling Securityholder. See the section of this prospectus titled “Use of Proceeds” for more information. The Selling Securityholder will pay any discounts and commissions and expenses incurred by the Selling Securityholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholder in disposing of the Registrable Securities.

Sales of the Registrable Securities by the Selling Securityholder may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Securityholder may sell Registrable Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder, the purchasers of the Registrable Securities, or both.

The sale of the Registrable Securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Our shares of Common Stock are listed on the NYSE American exchange under the symbol “BATL”.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Investing in our securities involves risks. You should consider the risk factors referred to in the section entitled “Risk Factors” on page 9 of this prospectus and in any prospectus supplement hereto, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 2, 2026.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholder may, from time to time, issue, offer and sell, as applicable, any combination of the shares of Common Stock described in this prospectus in one or more offerings from time to time through any means described in the section titled “Plan of Distribution.” We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Securityholder. This prospectus also relates to the issuance by us of shares of Common Stock issuable upon the exercise of any Pre-Funded Warrants. We will not receive any proceeds from the sale of shares of Common Stock underlying the Pre-Funded Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Pre-Funded Warrants for cash. A prospectus supplement may also add, update, or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

For investors outside the United States: neither we nor the Selling Securityholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site mentioned under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Battalion” and to the “Company,” “Registrant,” “we,” “us” or “our” are to Battalion Oil Corporation and its consolidated subsidiaries.

Where You Can Find More Information

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.battalionoil.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus or each offering under this prospectus is otherwise terminated (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that we filed with the SEC on March 23, 2026;
●	our Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders that we filed with the SEC on April 30, 2025 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and
●	our Current Reports on Form 8-K filed with the SEC on January 23, 2026, February 25, 2026, March 9, 2026, March 13, 2026, March 19, 2026, and March 31, 2026; and
●	the description of our common stock contained in our Registration Statement on Form 8-A that we filed with the SEC on January 27, 2020, including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Battalion Oil Corporation
Attention: Senior Vice President, General Counsel and Corporate Secretary
820 Gessner Road, Suite 1100

Houston, Texas 77024
Phone: (832) 538-0300
Walter R. Mayer

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including information in documents incorporated by reference, contains forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, may be forward-looking statements, should be evaluated as such and may concern, among other things, planned capital expenditures, potential increases in oil and natural gas production, potential costs to be incurred, future cash flows and borrowings, our financial position, business strategy and other plans and objectives for future operations. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “objective,” “believe,” “predict,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could” and similar terms and phrases. Although we believe that the expectations reflected in forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. Readers should consider carefully the risks described under the “Risk Factors” section of this report and other sections of this report which describe factors that could cause our actual results to differ from those anticipated in forward-looking statements, which include, but are not limited to, the following factors:

●	volatility in prices for oil, natural gas and natural gas liquids (“NGLs”);
●	our ability to generate sufficient cash flow from operations, borrowings or other sources to enable us to fund our operations, satisfy our obligations and develop our undeveloped acreage positions;
●	contractual limitations that affect our management’s discretion in managing our business, including covenants that, among other things, limit our ability to incur debt, make investments and pay cash dividends;
●	our indebtedness, which may increase in the future, and higher levels of indebtedness can make us more vulnerable to economic downturns and adverse developments in our business;
●	our ability to replace our oil and natural gas reserves and production;
●	the presence or recoverability of estimated oil and natural gas reserves attributable to our properties and the actual future production rates and associated costs of producing those oil and natural gas reserves;
●	our ability to successfully develop our large inventory of undeveloped acreage;
●	the cost and availability of goods and services, such as drilling rigs, fracture stimulation services and tubulars, which may be subject to inflation caused by labor shortages, supply shortages and increased demand, tariffs and other inflationary pressures;
●	drilling and operating risks, including accidents, equipment failures, fires, and releases of toxic or hazardous materials, such as hydrogen sulfide (H2S), which can result in injury, loss of life, pollution, property damage and suspension of operations;
●	senior management’s ability to execute our plans to meet our goals;
●	access to and availability of water, sand and other treatment materials to carry out fracture stimulations in our completion operations;
●	the possibility that our industry may be subject to future regulatory or legislative actions (including, but not limited to, additional taxes and changes in environmental regulations);
●	access to adequate gathering systems, processing and treating facilities and transportation take-away capacity to move our production to marketing outlets to sell our production at market prices;
●	our ability to pursue and integrate strategic mergers and acquisitions;

●	divestitures could negatively impact our business and our results of operations may be adversely affected if we fail to manage and complete divestitures;
●	the potential for production decline rates for our wells to be greater than we expect;
●	competition, including competition for acreage in our resource play;
●	environmental risks, such as accidental spills of toxic or hazardous materials, and the potential for environmental liabilities;
●	exploration and development risks;
●	our ability to retain key members of senior management, the board of directors and key technical employees;
●	social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States (the “U.S.”), such as the political situation in Venezuela, the ongoing conflict between Ukraine and Russia and the war in the Middle East, and acts of terrorism or sabotage;
●	impacts of climate regulations or lawsuits;
●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we do business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets are disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;
●	impacts and potential risks related to actual or anticipated pandemics, including any associated impact to our operations, financial results, liquidity, contractors, customers, employees and vendors;
●	impacts and potential risks of extreme weather;
●	other economic, competitive, governmental, regulatory, legislative, including federal and state regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;
●	our insurance coverage may not adequately cover all losses that we may sustain; and
●	title to the properties in which we have an interest which may be impaired by title defects.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus and the documents incorporated by reference. Any forward-looking statements speak only as of this prospectus. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus and the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in our securities. You should read this entire document and the information incorporated by reference herein before making an investment decision. You should carefully consider the information set forth under “Risk Factors,” as well as those risks described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the financial information incorporated by reference in this prospectus and the other documents to which we have referred you. In addition, certain statements include forward-looking information that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this report to “Battalion,”, “the Company”, “our,” “us,” and “we” refer to Battalion Oil Corporation and its subsidiaries, as a common entity.

Overview

We are an independent energy company focused on the acquisition, production, exploration and development of onshore liquids-rich oil and natural gas assets in the U.S. Our properties and drilling activities are currently focused in the Delaware Basin, where we have an extensive drilling inventory that we believe offers attractive long-term economics.

Our working interests in 39,968 net acres in the Delaware Basin as of December 31, 2025 are in Pecos, Reeves, Ward and Winkler Counties, Texas. This resource play is characterized by high oil and liquids-rich natural gas content in thick, continuous sections of source rock that can provide repeatable drilling opportunities and significant initial production rates. Our primary targets in this area are the Wolfcamp and Bone Spring formations. As of December 31, 2025, we had 82 operated wells producing in this area in addition to minor working interests in 22 non-operated wells. Our average daily net production for the year ended December 31, 2025 was 12,096 Boe/d.

At December 31, 2025, our estimated total proved oil and natural gas reserves were approximately 59.7 MMBoe, consisting of 31.8 MMBbls of oil, 11.6 MMBbls of NGLs and 97.5 Bcf of natural gas, as prepared by our independent reserve engineering firm, Netherland, Sewell & Associates, Inc. (“NSAI”). Reserves were prepared using a crude oil price of West Texas Intermediate (“WTI”) of $66.01 per Bbl and a Henry Hub natural gas price of $3.39 per MMBtu, based on the preceding 12-month first day of the month average spot prices as required by the Securities and Exchange Commission (the “SEC”). Approximately 60% of our estimated proved reserves were classified as proved developed and we maintain operational control of 99.8% of our estimated proved reserves as of December 31, 2025.

On December 18, 2025, we entered into an agreement of sale and purchase with MCM Delaware Resources, LLC (“MCM”) to sell substantially all of our oil and natural gas properties and related assets in the West Quito Draw area located in the Southern Delaware Basin in Ward County, Texas (the “West Quito Assets”) for a total sales price of approximately $62.6 million, subject to adjustment for accounting between the effective date of December 1, 2025 and the closing date and other customary adjustments (the “West Quito Divestiture”). The West Quito Divestiture closed on February 24, 2026 for an adjusted sales price of $60.1 million. The West Quito Assets include approximately 6,100 net acres in Ward County, Texas which contributed approximately 15% of our annual production for the year ended December 31, 2025 and accounted for approximately 6.0 MMboe, or approximately 10%, of our proved reserves at December 31, 2025.

Recent Developments

Private Placement

On March 3, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the Selling Securityholder. Pursuant to the Securities Purchase Agreement, the Company agreed to sell and the Selling Securityholder agreed to purchase from the Company, in a private placement offering, 1,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $5.50 per Share and pre-Funded warrants to purchase up to 927,273 shares of Common Stock (the “Pre-Funded Warrants”) at a purchase price of $5.4999 per Pre-Funded Warrant share, for aggregate gross proceeds of $15.0 million. The Pre-Funded Warrants have an exercise price of $0.0001 per share. The offering closed on March 4, 2026, on satisfaction of customary closing conditions.

The Pre-Funded Warrants are exercisable immediately upon issuance and shall expire on March 4, 2033. The Pre-Funded Warrants may not be exercised to the extent such exercise would cause the holder to beneficially own more than 9.99% of the Company’s issued and outstanding shares of Common Stock.

The Securities Purchase Agreement has customary representations, warranties, covenants and closing conditions for a transaction of this nature. Pursuant to the Securities Purchase Agreement, for a period commencing upon the signing of the Securities Purchase Agreement, until 30 days after the effective date of the Registration Statement (as defined below), neither the Company nor any of its subsidiaries shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or any amendment or supplement thereto. The restrictions are subject to certain exceptions as described in the Securities Purchase Agreement. Further, for a period of 30 days following the effective date of the Registration Statement, the Company is also prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement.

In connection with the Securities Purchase Agreement, on March 3, 2026, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Selling Securityholder. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares and the shares of Common Stock underlying the Pre-Funded Warrants within 20 calendar days of the date of such agreement and use its reasonable best efforts to cause the registration statement to become effective within 45 calendar days of the date of the Registration Rights Agreement (or 75 days in the event of a “full review” by the SEC). The Registration Rights Agreement also contains indemnification provisions and other provisions customary for an agreement of this type and provides for liquidated damages to the Selling Securityholder in the event the Company fails to comply with certain of its obligations thereunder. The Company is required to keep the registration statement effective until all of the shares registered thereunder have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or are saleable without restriction under Rule 144.

The Registration Statement of which this prospectus forms a part is being filed in part to satisfy such requirements of the Registration Rights Agreement.

Expansion of Monument Draw Position With Strategic Acquisition from Sundown

On March 10, 2026, the Company, together with a wholly owned subsidiary, entered into a Purchase and Sale Agreement (the “PSA”) with RoadRunner Resource Holding LLC (formerly Sundown Energy LP) (“Sundown”) to acquire approximately 7,090 net acres of oil and gas assets located in Ward County, Texas (the “Assets”). The effective date of the proposed sale is March 1, 2026 (the “Effective Date”). The transaction is expected to close on or before March 24, 2026 (the “Closing Date”).

Under the PSA, the Company agreed to issue 485,000 shares of its common stock, par value $0.0001 per share (the “Purchase Price Shares”), to Sundown as consideration for the Assets. The PSA further provides that the Purchase Price is subject to customary adjustments, by way of a cash payment from either party, including to account for certain expenses and revenues attributable to the period between the Effective Date and the Closing Date.

The issuance of the Purchase Price Shares will be made in reliance on Section 4(a)(2) of the Securities Act. The shares shall constitute “restricted securities” as defined in Rule 144 under the Securities Act and will be subject to transfer limitations, including a 60-day lock-up period.

The Company and Sundown each made representations and warranties in the PSA that are customary for a transaction of this nature.

The acquisition of the Assets closed on March 19, 2026.

Stock Exchange Listing

Our shares of Common Stock are listed on the NYSE American exchange under the symbol “BATL”.

Corporate Information

Our principal offices are located at 820 Gessner Road, Suite 1100, Houston, Texas 77024, telephone number (832) 538-0300, and our website can be found at www.battalionoil.com. Unless specifically incorporated by reference in this prospectus, information that you may find on Battalion’s website is not part of this prospectus.

Smaller Reporting Company

Additionally, we are currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

The Offering

Issuer	Battalion Oil Corporation
Common Stock offered by the Selling Securityholder	(i) 1,800,000 shares of Common Stock and (ii) 927,273 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants held by the Selling Securityholder.
Terms of the Offering	The Selling Securityholder will determine when and how it will sell the shares of Common Stock offered in this prospectus, as described in “Plan of Distribution.”
Use of Proceeds

We will not receive any proceeds from the sale of the Registrable Securities covered by this prospectus. We could receive an immaterial amount if all of the Pre-Funded Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Pre-Funded Warrants, if any, for general corporate purposes. See “Use of Proceeds.”

NYSE American Ticker Symbol	Our shares of Common Stock is listed on the NYSE American exchange under the symbol “BATL”.
Risk Factors

Any investment in the shares of Common Stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Risk Factors

An investment in our securities involves a high degree of risk. Before making an investment decision, In addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents that we file with the SEC and are incorporated by reference in this prospectus; and (ii) contained in or incorporated by reference into the applicable prospectus supplement and any applicable free-writing prospectus.

The risks incorporated by reference in this prospectus are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial.

Use Of Proceeds

All of the shares of Common Stock offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its account. We will not receive any of the proceeds from these sales.

We could receive an immaterial amount if all of the Pre-Funded Warrants are exercised for cash. The Pre-Funded Warrants are also exercisable on a net exercise cashless basis. If the Pre-Funded Warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable Selling Securityholder upon any such exercise. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus. We expect to use the net proceeds from the exercise of the Pre-Funded Warrants, if any, for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of any Pre-Funded Warrants.

We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of Common Stock to be sold by the Selling Securityholders pursuant to this prospectus. Other than registration-related expenses, the Selling Securityholder will bear its own broker or similar commissions payable with respect to any sales of its shares of Common Stock.

Selling Securityholders

The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock being offered for resale by this prospectus, which consist of:

●	Up to 1,800,000 shares of Common Stock; and
●	Up to 927,273 shares of Common Stock underlying Pre-Funded Warrants issuable upon exercise of Pre-Funded Warrants.

When we refer to the “Selling Securityholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholder’s interest in the shares of Common Stock other than through a public sale.

The table below lists the Selling Securityholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Securityholder. This information has been obtained from the Selling Securityholder or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of shares of Common Stock beneficially owned by the Selling Securityholder, based on its ownership of shares of Common Stock, as of March 19, 2026, assuming exercise of the Pre-Funded Warrants, held by the Selling Securityholder on that date, without regard to any limitations on exercises, unless otherwise indicated.

The applicable percentage ownership of shares of Common Stock in the second and fifth columns is based on approximately 18,741,563 shares of Common Stock outstanding as of March 19, 2026 (prior to exercise of any outstanding Pre-Funded Warrants). Information with respect to shares of Common Stock owned beneficially after the offering assumes the sale of all of the shares of Common Stock. The Selling Securityholder may offer and sell some, all or none of their shares of Common Stock, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholder has sole voting and investment power with respect to all shares of Common Stock and Pre-Funded Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholder, the Selling Securityholder is not a broker-dealer or an affiliate of a broker dealer.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholder’s method of distributing these shares.

	Before Offering			After Offering
Selling Securityholder	Number Beneficially Owned	Percentage of Shares Beneficially Owned(1)	Maximum Number of Shares Offered	Number Beneficially Owned(2)	Percentage of Shares Beneficially Owned
Alyeska Master Fund, L.P.(3)	2,727,273	13.87%	2,727,273	–	–
Total	2,727,273	13.87%	2,727,273	–	–

*Percentage not listed if less than 1%.

(1)	Assumes the exercise of all Pre-Funded Warrants, and the Common Stock issuable upon exercise thereof are outstanding and included in the percentage calculation hereof.
(2)	Assumes sale of all shares of Common Stock covered by this prospectus and no further acquisitions of shares of Common Stock by the Selling Securityholder.

(3)

Consists of (i) 1,800,000 shares of Common Stock and (ii) 927,273 shares of Common Stock that may be acquired through the exercise of the Pre-Funded Warrants held of record by Alyeska Master Fund, L.P. (“Master Fund L.P.”). This information is based solely on information provided to us from Master Fund L.P. on March 23, 2026. Alyeska Investment Group, L.P., the investment manager of Master Fund L.P.”, has voting and investment control of the shares held by Master Fund L.P. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Master Fund L.P. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

Plan Of Distribution

This prospectus relates to the resale from time to time by the Selling Securityholder of up to 2,727,273 shares of Common Stock of the Company (consisting of (i) 1,800,000 shares of Common Stock that are issued and outstanding and (ii) 927,273 shares of Common Stock underlying Pre-Funded Warrants and issuable upon exercise of the Pre-Funded Warrants. See “Use of Proceeds.”

We could receive an immaterial amount if all of the Pre-Funded Warrants are exercised for cash. Our Pre-Funded Warrants are not redeemable and are exercisable on a cashless basis. As such, it is possible that we may never generate any cash proceeds from the exercise of our Pre-Funded Warrants. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth under “Risk Factors” elsewhere in this prospectus.

We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Securityholder. We are required to pay all fees and expenses incident to the registration of the shares of Common Stock to be offered and sold pursuant to this prospectus. The Selling Securityholder will bear all commissions and discounts, if any, attributable to its sale of shares of Common Stock.

Once issued and upon effectiveness of the Registration Statement of which this prospectus forms a part, the shares of Common Stock beneficially owned by the Selling Securityholder covered by this prospectus may be offered and sold from time to time by the Selling Securityholder. The term “Selling Securityholder” includes donees, pledgees, transferees or other successors in interest selling shares of Common Stock received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. Each Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of shares of Common Stock to be made directly or through agents. The Selling Securityholder and any of its permitted transferees may sell their shares of Common Stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions.

The Selling Securityholder may use any one or more of the following methods when selling the shares of Common Stock offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	block trades in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	an over-the-counter distribution in accordance with the rules of the applicable exchange;
●	settlement of short sales entered into after the date of this prospectus;
●	agreements with underwriters or broker-dealers to sell a specified number of the shares at a stipulated per share price;
●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	through a combination of any of the above methods of sale; or
●	any other method permitted pursuant to applicable law.

In addition, the Selling Securityholder may elect to make an in-kind distribution of shares of Common Stock to its members, partners or shareholders pursuant to the Registration Statement of which this prospectus forms a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of Common Stock acquired in the distribution.

The Selling Securityholder also may transfer the Registrable Securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell Registrable Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the Registrable Securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement that includes this prospectus.

In connection with the sale of the Registrable Securities, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell the Registrable Securities short and deliver these shares of Common Stock to close out their short positions, or loan or pledge the Registrable Securities to broker-dealers that in turn may sell these shares. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In offering the shares of Common Stock covered by this prospectus, the Selling Securityholder and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholder may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those shares of Common Stock may be underwriting discounts and commissions under the Securities Act (it being understood that the Selling Securityholder named herein shall not be deemed to be an underwriter solely as a result of its participation in this offering).

We have agreed to indemnify the Selling Securityholder against certain liabilities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholder. The anti-manipulation rules under the

Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Legal Matters

The validity of the securities and certain other matters will be passed upon for us by Mayer Brown LLP. Certain legal matters will passed upon for any underwriters, dealers or agents by the law firm identified as counsel to such underwriters, dealers or agents in the applicable prospectus supplement.

Experts

The financial statements of Battalion Oil Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Form 10-K filed on March 23, 2026, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The estimated reserve evaluations and related calculations of Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, are included in this prospectus and have been incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, in reliance on the authority of that firm as experts in reserve engineering.